EXHIBIT 32.1

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the President and Chief Executive Officer, and Interim Chief Financial Officer, Vice President and Corporate Controller of Exide Technologies, each certify that the Annual Report on Form 10-K/A for the period ended March 31, 2004, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Exide Technologies at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any other purpose. A signed original of this written statement required by Section 906 has been provided to Exide Technologies and will be retained by Exide Technologies and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: February 28, 2005

/S/ CRAIG H. MUHLHAUSER Craig H. Muhlhauser
President and Chief Executive Officer

/S/ IAN J. HARVIE Ian J. Harvie
Vice President, Corporate Controller and at June 29, 2004, Interim Chief Financial Officer